Exhibit 99.2

INTELLIGENT FINGERPRINTING LIMITED

ANNUAL REPORTS AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2020 AND 2021

AND

INDEPENDENT AUDITORS’ REPORT

Company registration number 06409298 (England and Wales)

INTELLIGENT FINGERPRINTING LIMITED

ANNUAL REPORT AND FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

INTELLIGENT FINGERPRINTING LIMITED

COMPANY INFORMATION

Directors	D Ball
D M Dougherty
P J Hand
D Jenkins (Appointed 29 January 2022)
Dr M Johns
J R Polden
Professor D A Russell

Company number	06409298

Registered office	14-17 Evolution Business Park
Milton Road
Cambridge
CB24 9NG

Auditor	UHY Haines Norton
Level 11, 1 York Street
Sydney
New South Wales, 2000
Australia

INTELLIGENT FINGERPRINTING LIMITED

INTELLIGENT FINGERPRINTING LIMITED

DIRECTORS’ REPORT

FOR THE YEAR ENDED 31 DECEMBER 2021

The directors present their annual report and financial statements for the year ended 31 December 2021.

Principal activities

The principal activity of the company continued to be that of the development of non-invasive, fingerprint-based diagnostic technology for use at point-of-care.

Results and dividends

The results for the year are set out on page 4.

No ordinary dividends were paid. The directors do not recommend payment of a final dividend.

Directors

The directors who held office during the year and up to the date of signature of the financial statements were as follows:

D Ball
D M Dougherty
P J Hand
D Jenkins	(Appointed 29 January 2022)
Dr M Johns
J R Polden
Professor D A Russell
R J Anthony	(Resigned 24 September 2021)

Statement of directors’ responsibilities

The directors are responsible for preparing the annual report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare financial statements for each financial year. Under that law the directors have elected to prepare the financial statements in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB). Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing these financial statements, International Accounting Standard 1 requires that directors:

●	properly select and apply accounting policies;
●	present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information;
●	provide additional disclosures when compliance with the specific requirements in IFRSs are insufficient to enable users to understand the impact of particular transactions, other events and conditions on the entity’s financial position and financial performance; and
●	make an assessment of the company’s ability to continue as a going concern.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the company’s transactions and disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the financial statements comply with the Companies Act 2006. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

INTELLIGENT FINGERPRINTING LIMITED

DIRECTORS’ REPORT (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

Statement of disclosure to auditor

Each director in office at the date of approval of this annual report confirms that:

●	so far as the director is aware, there is no relevant audit information of which the company’s auditor is unaware, and
●	the director has taken all the steps that he / she ought to have taken as a director in order to make himself / herself aware of any relevant audit information and to establish that the company’s auditor is aware of that information.

This confirmation is given and should be interpreted in accordance with the provisions of section 418 of the Companies Act 2006.

On behalf of the board

/s/ P J Hand
Director

Date:	7 December 2022

INTELLIGENT FINGERPRINTING LIMITED

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF INTELLIGENT FINGERPRINTING LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Intelligent Fingerprinting Limited

Opinion on the Financial Statements

We have audited the accompanying statement of financial position of Intelligent Fingerprinting Limited (referred to as the “Company”) as of December 31, 2021 and 2020, and the related statements of comprehensive income, changes in equity, and cash flows for each of the years in the two year period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2021, in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY Haines Norton

We have served as the Company’s auditor since 2022.

Sydney, New South Wales

7 December 2022

F-3

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER 2021

		2021	2020
	Notes	£	£
Revenue	3	1,043,546	957,452
Cost of sales		(264,863)	(344,572)

Gross profit		778,683	612,880

Other operating income	3	788,131	375,566
Amortisation and depreciation		(245,404)	(275,211)
Employment costs		(1,799,124)	(1,529,826)
Research and development costs		(398,163)	(400,126)
Sales and marketing costs		(192,016)	(286,824)
Administrative expenses		(282,406)	(332,188)

Operating loss	4	(1,350,299)	(1,835,729)

Investment revenues	6	219	328
Finance costs	7	(150,644)	(107,518)

Loss before taxation		(1,500,724)	(1,942,919)

Income tax expense	8	-	-

Loss and total comprehensive income for the year		(1,500,724)	(1,942,919)

The notes on pages 9 to 28 form part of these financial statements.

F-4

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF FINANCIAL POSITION

AS AT 31 DECEMBER 2021

		2021	2020
	Notes	£	£
Non-current assets
Intangible assets	9	779,008	782,369
Property, plant and equipment	10	91,073	151,003
Right-of-use assets	10	412,268	414,895

		1,282,349	1,348,267
Current assets
Inventories	11	862,343	307,948
Trade and other receivables	12	485,006	489,020
Cash and cash equivalents		446,764	1,094,188

		1,794,113	1,891,156
Current liabilities
Trade and other payables	18	636,878	551,852
Borrowings	14	740,241	-
Convertible loan notes	16	1,115,991	-
Lease liabilities	19	96,440	102,887

		2,589,550	654,739

Net current (liabilities)/assets		(795,437)	1,236,417

Non-current liabilities
Borrowings	14	-	696,418
Lease liabilities	19	457,011	466,984

		457,011	1,163,402

Net assets		29,901	1,421,282

Equity
Called up share capital	21	4,670	4,670
Share premium account	22	20,317,032	20,317,032
Share based payment reserve		180,402	71,059
Retained earnings		(20,472,203)	(18,971,479)

Total equity		29,901	1,421,282

The notes on pages 9 to 28 form part of these financial statements.

F-5

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF FINANCIAL POSITION (CONTINUED)

AS AT 31 DECEMBER 2021

The financial statements were approved by the board of directors and authorised for issue on 7 December 2022 and are signed on its behalf by:

/s/ P J Hand
Director

Company registration number 06409298

F-6

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2021

			Share Share based
		Share	premium	payment	Retained
		capital	account	reserve	earnings	Total
	Notes	£	£	£	£	£
Balance at 1 January 2020		1,573	17,999,248	12,751	(17,028,560)	985,012

Year ended 31 December 2020:
Loss and total comprehensive income for the year		-	-	-	(1,942,919)	(1,942,919)
Transactions with owners in their capacity as owners:
Issue of share capital	21	3,097	2,317,784	-	-	2,320,881
Share based payments	23	-	-	58,308	-	58,308

Balance at 31 December 2020		4,670	20,317,032	71,059	(18,971,479)	1,421,282

Year ended 31 December 2021:
Loss and total comprehensive income for the year		-	-	-	(1,500,724)	(1,500,724)
Transactions with owners in their capacity as owners:
Share based payments	23	-	-	109,343	-	109,343

Balance at 31 December 2021		4,670	20,317,032	180,402	(20,472,203)	29,901

The notes on pages 9 to 28 form part of these financial statements.

F-7

INTELLIGENT FINGERPRINTING LIMITED

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2021

		2021		2020
	Notes	£	£	£	£
Cash flows from operating activities
Cash absorbed by operations	30		(1,460,907)		(1,368,765)

Interest paid			(107,553)		(107,518)

Net cash outflow from operating activities			(1,568,460)		(1,476,283)

Investing activities
Purchase of intangible assets		(49,807)		(140,838)
Proceeds from disposal of intangibles		-		10,653
Purchase of property, plant and equipment		(29,674)		(15,287)
Proceeds from disposal of property, plant and equipment		-		2,720
Interest received		219		328

Net cash used in investing activities			(79,262)		(142,424)

Financing activities
Proceeds from issue of shares		-		2,320,881
Issue of convertible loans		1,072,900		-
Repayment of borrowings		43,823		10,278
Payment of lease liabilities		(116,425)		(94,063)

Net cash generated from financing activities			1,000,298		2,237,096

Net (decrease)/increase in cash and cash equivalents			(647,424)		618,389

Cash and cash equivalents at beginning of year			1,094,188		475,799

Cash and cash equivalents at end of year			446,764		1,094,188

The notes on pages 9 to 28 form part of these financial statements.

F-8

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies

Company information

Intelligent Fingerprinting Limited is a private company limited by shares incorporated in England and Wales. The registered office is 14-17 Evolution Business Park, Milton Road, Cambridge, CB24 9NG. The company’s principal activities and nature of its operations are disclosed in the directors’ report.

1.1	Accounting convention

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) as issued by the International Accounting Standards Board (IASB).

The financial statements are prepared in sterling, which is the functional currency of the company. Monetary amounts in these financial statements are rounded to the nearest £.

The financial statements have been prepared under the historical cost convention. The principal accounting policies adopted are set out below.

1.2	Going concern

As at 31 December 2021 the company continues to be loss making and reliant on further fundraising in order to meet its liabilities as they fall due. Subsequent to the year end, as explained in note 28, the company was acquired by Intelligent Bio Solutions Inc. (formerly known as GBS Inc.). The directors have at the time of approving the financial statements, a reasonable expectation that the parent company will provide sufficient funds to allow the company to continue in operational existence for the foreseeable future. Thus the directors continue to adopt the going concern basis of accounting in preparing the financial statements.

1.3	Revenue

Revenue relates to the sale of readers, cartridges and accessories. Revenue from the sale of goods is recognised when the significant risks and rewards of ownership of the goods have passed to the buyer (usually on delivery of the goods), the amount of revenue can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the entity and the costs incurred or to be incurred in respect of the transaction can be measured reliably.

1.4	Intangible assets other than goodwill

Intangible assets acquired separately from a business are recognised at cost and are subsequently measured at cost less accumulated amortisation and accumulated impairment losses.

Amortisation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Patents and licences	5% straight line

1.5	Property, plant and equipment

Property, plant and equipment are initially measured at cost and subsequently measured at cost or valuation, net of depreciation and any impairment losses.

Depreciation is recognised so as to write off the cost or valuation of assets less their residual values over their useful lives on the following bases:

Leasehold improvements	Straight line over period of the lease
Office equipment	25% - 50% straight line
Computers	33% straight line
Right-of-use asset	Straight line over period of the lease

F-9

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies	(Continued)

The gain or loss arising on the disposal of an asset is determined as the difference between the sale proceeds and the carrying value of the asset, and is recognised in the income statement.

Right-of-use assets consist of a lease of an office which is carried under the cost model. Right-of-use assets are depreciated over the shorter the lease term and the useful life of the underlying asset. Depreciation starts at the commencement date of the lease.

1.6	Impairment of tangible and intangible assets

At each reporting end date, the company reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognised immediately in profit or loss.

1.7	Inventories

Inventories are stated at the lower of cost and estimated selling price less costs to complete and sell. Cost comprises direct materials and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition.

Inventories held for distribution at no or nominal consideration are measured at the lower of cost and replacement cost, adjusted where applicable for any loss of service potential.

Net realisable value is the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

1.8	Cash and cash equivalents

Cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short- term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

1.9	Financial assets

Financial assets are recognised in the company’s statement of financial position when the company becomes party to the contractual provisions of the instrument. Financial assets are classified into specified categories, depending on the nature and purpose of the financial assets.

At initial recognition, financial assets classified as fair value through profit and loss are measured at fair value and any transaction costs are recognised in profit or loss. Financial assets not classified as fair value through profit and loss are initially measured at fair value plus transaction costs.

F-10

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies	(Continued)

Financial assets held at amortised cost

Financial instruments are classified as financial assets measured at amortised cost where the objective is to hold these assets in order to collect contractual cash flows, and the contractual cash flows are solely payments of principal and interest. They arise principally from the provision of goods and services to customers (eg trade receivables). They are initially recognised at fair value plus transaction costs directly attributable to their acquisition or issue, and are subsequently carried at amortised cost using the effective interest rate method, less provision for impairment where necessary.

Impairment of financial assets

Financial assets carried at amortised cost are assessed for indicators of impairment at each reporting end date.

The expected credit losses associated with these assets are estimated on a forward-looking basis. A broad range of information is considered when assessing credit risk and measuring expected credit losses, including past events, current conditions, and reasonable and supportable forecasts that affect the expected collectability of the future cash flows of the instrument.

For trade receivables, the simplified approach permitted by IFRS 9 is applied, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

Derecognition of financial assets

Financial assets are derecognised only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership to another entity.

1.10	Financial liabilities

The company recognises financial debt when the company becomes a party to the contractual provisions of the instruments. Financial liabilities are classified as either ‘financial liabilities at fair value through profit or loss’ or ‘other financial liabilities’.

Other financial liabilities

Other financial liabilities, including borrowings, lease liabilities, trade payables and other short-term monetary liabilities, are initially measured at fair value net of transaction costs directly attributable to the issuance of the financial liability. They are subsequently measured at amortised cost using the effective interest method. For the purposes of each financial liability, interest expense includes initial transaction costs and any premium payable on redemption, as well as any interest or coupon payable while the liability is outstanding.

Derecognition of financial liabilities

Financial liabilities are derecognised when, and only when, the company’s obligations are discharged, cancelled, or they expire.

1.11	Compound instruments

The component parts of compound instruments issued by the company are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non- convertible instrument. This amount is recorded as a liability on an amortised cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognised and included in equity net of income tax effects and is not subsequently remeasured.

1.12	Equity instruments

Equity instruments issued by the company are recorded at the proceeds received, net of direct issue costs. Dividends payable on equity instruments are recognised as liabilities once they are no longer at the discretion of the company.

F-11

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies	(Continued)

1.13	Income tax

The Company is subject to income taxes in the jurisdictions in which it operates. Significant judgement is required in determining the provision for income tax. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Company recognises liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

Recovery of deferred tax assets

Deferred tax assets are recognised for deductible temporary differences only if the Company considers it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

1.14	Employee benefits

The costs of short-term employee benefits are recognised as a liability and an expense, unless those costs are required to be recognised as part of the cost of inventories or non-current assets.

The cost of any unused holiday entitlement is recognised in the period in which the employee’s services are received.

Termination benefits are recognised immediately as an expense when the company is demonstrably committed to terminate the employment of an employee or to provide termination benefits.

1.15	Retirement benefits

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

1.16	Share-based payments

Where share options are awarded to employees, the fair value of the options at the date of grant is charged to profit or loss over the vesting period. Non-market vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each Balance sheet date so that, ultimately, the cumulative amount recognised over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. The cumulative expense is not adjusted for failure to achieve a market vesting condition.

The fair value of the award also takes into account non-vesting conditions. These are either factors beyond the control of either party (such as a target based on an index) or factors which are within the control of one or other of the parties (such as the Company keeping the scheme open or the employee maintaining any contributions required by the scheme).

Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to profit or loss over the remaining vesting period.

Where equity instruments are granted to persons other than employees, profit or loss is charged with fair value of goods and services received.

1.17	Leases

At inception, the company assesses whether a contract is, or contains, a lease within the scope of IFRS 16. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Where a tangible asset is acquired through a lease, the company recognises a right-of-use asset and a lease liability at the lease commencement date. Right-of-use assets are included within property, plant and equipment, apart from those that meet the definition of investment property.

F-12

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

1	Accounting policies	(Continued)

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date plus any initial direct costs and an estimate of the cost of obligations to dismantle, remove, refurbish or restore the underlying asset and the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use assets are determined on the same basis as those of other property, plant and equipment. The right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are unpaid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee, and the cost of any options that the company is reasonably certain to exercise, such as the exercise price under a purchase option, lease payments in an optional renewal period, or penalties for early termination of a lease.

The lease liability is measured at amortised cost using the effective interest method. It is remeasured when there is a change in: future lease payments arising from a change in an index or rate; the company’s estimate of the amount expected to be payable under a residual value guarantee; or the company’s assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The company has elected not to recognise right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less, or for leases of low-value assets including IT equipment. The payments associated with these leases are recognised in profit or loss on a straight-line basis over the lease term.

1.18	Grants

Government grants are recognised when there is reasonable assurance that the grant conditions will be met and the grants will be received.

2	Critical accounting estimates and judgements

In the application of the company’s accounting policies, the directors are required to make judgements, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised, if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The estimates and assumptions which have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities are outlined below.

Critical judgements

F-13

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

2	Critical accounting estimates and judgements	(Continued)

Market rate on convertible debt

As explained in note 16, the net proceeds from convertible loan notes issued in the year have not been split into a financial liability and an equity component because the directors consider the market rate of similar non- convertible debt to be indeterminate, given that the company has not been able to raise bank financing. Consequently, all proceeds are recorded as a financial liability held at amortised cost amounting to £1,115,991 at 31 December 2021.

Accounting for compound financial instruments

The Company’s accounting for compound financial instruments involve significant estimates and judgements, including the determination of an applicable market interest rate for pure debt instruments in determining the equity component, if any, of issued instruments.

3	Revenue

	2021	2020
	£	£
Revenue analysed by class of business
Sales of goods - recognised at a point in time	1,043,546	957,452

Sales of goods – cartridges	432,436	419,694
Sales of goods – readers	430,034	449,699
Other sales	181,076	88,059
	1,043,546	957,452

	2021	2020
	£	£
Revenue analysed by geographical market
United Kingdom	857,473	716,418
United States	67,250	10,362
Rest of World	118,823	230,672
	1,043,546	957,452

	2021	2020
	£	£
Other income
Grants received	788,131	375,566

Grants received include Research and Development Expenditure Credits (RDEC) of £276,158 (2020:£306,200). RDEC is a taxable credit on the amount of qualifying research and development expenditure payable as cash and has been accrued in relation to qualifying research and development expenditure incurred in the year. All conditions with respect to the grants have been met at the balance sheet date.

During the year, £10,179 (2020: £19,366) of government grants were received in respect of the Coronavirus Job Retention Scheme. The grants allow the company to put staff on temporary leave (‘furlough’) and claim 80% of the employee’s payroll costs from the government. The grants have been recognised on a straight-line basis over the period of furlough and are included within grants received. All conditions with respect to the grants have been met at the balance sheet date.

During the year, £501,794 (2020: £50,000) of grants were received in respect of temporary funding for ideas to address COVID-19. The grants were in relation to Point of Care diagnostics for the rapid detection of the COVID- 19 virus. The grants have been recognised over the period of expenditure and are included within grants received. All conditions with respect to the grants have been met at the balance sheet date.

F-14

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

4	Operating loss

	2021	2020
	£	£
Operating loss for the year is stated after charging/(crediting):

Exchange losses/(gains)	8,581	(26,349)
Research and development costs	398,163	400,126
Government grants	(788,131)	(375,566)
Fees payable to the company’s auditor for the audit of the company’s financial statements	5,000	6,400
Depreciation of property, plant and equipment	89,604	137,297
Depreciation of right of use assets	102,632	88,906
Amortisation of intangible assets (included within administrative expenses)	53,168	49,009
Cost of inventories recognised as an expense	264,863	344,571
Share-based payments	109,343	58,308

5	Employees

The average monthly number of persons (including directors) employed by the company during the year was:

2021 Number	2020 Number
37	32

Their aggregate remuneration comprised:

	2021	2020
	£	£
Wages and salaries	1,433,549	1,246,291
Social security costs	150,843	131,133
Pension costs	62,858	53,983
Share based payments	109,343	58,308
	1,756,593	1,489,715

6	Investment income

	2021	2020
	£	£
Interest income
Financial instruments measured at amortised cost:
Bank deposits	219	328

Income above relates to assets held at amortised cost, unless stated otherwise.

F-15

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

7	Finance costs

	2021	2020
	£	£
Interest on convertible loan notes	43,091	-
Interest on lease liabilities	72,160	55,937
Other interest payable	35,393	51,581
Total interest expense	150,644	107,518

8	Income tax expense

The charge for the year can be reconciled to the loss per the income statement as follows:

	2021	2020
	£	£

Loss before taxation	(1,500,724)	(1,942,919)
Expected tax credit based on a corporation tax rate of 19.00% (2020: 19.00%)	(285,138)	(369,155)
Effect of expenses not deductible in determining taxable profit	32,449	21,370
Income not taxable	(52,470)	(58,178)
Unutilised tax losses carried forward	485,802	699,151
Permanent capital allowances in excess of depreciation	(191,886)	(315,157)
Other non-reversing timing differences	11,243	21,969
Taxation charge for the year	-	-

At the year end, the company had tax losses of £12,957,387 (2020: £12,078,025) available to offset against future profits. No provision has been made for the deferred tax asset arising on unutilised corporation tax losses as the timing of their future reversal is uncertain.

F-16

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

9	Intangible assets

Patents & licences
£
Cost

At 1 January 2020	900,700
Additions	140,838
Disposals	(11,358)

At 31 December 2020	1,030,180
Additions	49,807

At 31 December 2021	1,079,987

Amortisation and impairment

At 1 January 2020	199,507
Charge for the year	49,009
Eliminated on disposals	(705)

At 31 December 2020	247,811
Charge for the year	53,168

At 31 December 2021	300,979

Carrying amount
At 31 December 2021	779,008

At 31 December 2020	782,369

At 31 December 2019	701,193

Intangible assets primarily comprise legal and other relates expenses incurred for the registration of patents in various jurisdictions across the Company’s products. The remaining amortisation period of these assets is a reflection of their 20 year useful life.

10	Property, plant and equipment

	Leasehold improvements	Office equipment	Computers	Right-of-use asset	Total
	£	£	£	£	£
Cost
At 1 January 2020	44,022	950,064	57,839	889,060	1,940,985
Additions	-	15,287	-	-	15,287
Disposals	-	(86,691)	-	-	(86,691)
At 31 December 2020	44,022	878,660	57,839	889,060	1,869,581
Additions	3,268	26,406	-	100,005	129,679
At 31 December 2021	47,290	905,066	57,839	989,065	1,999,260

F-17

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

10	Property, plant and equipment	(Continued)

	Leasehold improvements	Office equipment	Computers	Right-of-use asset	Total
	£	£	£	£	£
Accumulated depreciation and impairment
At 1 January 2020	19,117	701,061	56,014	385,259	1,161,451
Charge for the year	4,327	131,342	1,628	88,906	226,203
Eliminated on disposal	-	(83,971)	-	-	(83,971)
At 31 December 2020	23,444	748,432	57,642	474,165	1,303,683
Charge for the year	4,463	84,944	197	102,632	192,236
At 31 December 2021	27,907	833,376	57,839	576,797	1,495,919
Carrying amount analysed between owned assets and right-of-use assets At 31 December 2021
Owned assets	19,383	71,690	-	-	91,073
Right-of-use assets	-	-	-	412,268	412,268
	19,383	71,690	-	412,268	503,341
At 31 December 2020
Owned assets	20,578	130,228	197	-	151,003
Right-of-use assets	-	-	-	414,895	414,895
	20,578	130,228	197	414,895	565,898

11	Inventories

	2021	2020
	£	£
Work in progress	733,494	287,218
Finished goods	128,849	20,730
	862,343	307,948

12	Trade and other receivables

	2021	2020
	£	£
Trade receivables	81,512	31,863
VAT recoverable	13,820	15,514
Other receivables	317,825	347,867
Prepayments	71,849	93,776
	485,006	489,020

Other receivables include research and development tax credits of £276,158 (2020: £306,200).

F-18

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

13	Trade receivables - credit risk

Fair value of trade receivables

The directors consider that the carrying amount of trade and other receivables is approximately equal to their fair value.

2021	Days overdue Current	0-30	31-60	61-90	90+	Total
	£	£	£	£	£	£
Expected credit loss rate	0%	0%	0%	0%	0%	0%
Trade receivables	75,104	11,745	2,371	387	8,406	98,013
Expected credit loss	-	-	-	-	-	-

2020	Current	0-30	31-60	61-90	90+	Total
	£	£	£	£	£	£
Expected credit loss rate	0%	0%	0%	0%	0%	0%
Trade receivables	28,264	3,599	-	-	-	31,863
Expected credit loss	-	-	-	-	-	-

Movements in the allowance for expected credit losses are as follows:

Opening balance	-
Additional provisions recognised	-
Amounts reversed	-

Closing balance	-

No significant receivable balances are impaired at the reporting end date. All receivables outside credit terms were recovered subsequent to the reporting date.

14	Borrowings

	Current		Non-current
	2021	2020	2021	2020
	£	£	£	£
Borrowings held at amortised cost:
Other loans	740,241	-	-	696,418

The Company’s other loans relate to a payment due to a distributor in the amount of USD$1,000,000 which matures in January 2022. The Company’s must make repayments of USD$0.25 towards this amount for every Screening or Confirmation cartridge sold in the US or Canada. This amount does not attract interest.

As disclosed in note 24, subsequent to the reporting date, the loan was renegotiated such that the unpaid principal balance of the loan will accrue interest at a rate of 0.97% per annum, with the following payments offset against the balance:

●	10% of the company’s monthly worldwide gross revenue received in the preceding month; plus
●	Provision of up to £50,000 of inventories to the lender; and
●	50% of any subsequent sales by the company to the lender.

An amount of £615,597 remains outstanding as at the date of this financial report.

15	Fair value of financial liabilities

The directors consider that the carrying amounts of financial liabilities carried at amortised cost in the financial statements approximate to their fair values.

F-19

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

16	Convertible loan notes

The convertible loan notes were issued on 26 October 2021. The notes are convertible into Ordinary B shares of the company at any time to 31 January 2022. The conversion price is the lesser of 2.9425p and 90% of the price per share issued under any fundraising occurring after the issue date.

If the notes have not been converted, they are repayable at 31 January 2022. Interest of 15% per annum will be accrue until that date.

The interest expensed for the year is calculated by applying an effective interest rate of 15% to the liability component of the loan notes. The liability component is measured at amortised cost. The difference between the carrying amount of the liability component at the date of issue and the amount reported in the statement of financial position represents the effective interest rate to that date.

The net proceeds received from the issue of the convertible loan notes have not been split between the financial liability element and an equity component as the directors consider the market rate of similar non-convertible debt to be indeterminate given the company has not been able to raise bank financing.

2021
£

Net proceeds of issue of convertible loan note	1,072,900
Equity component	-
Liability component at date of issue	1,072,900

The liability component is measured at amortised cost, and the difference between the carrying amount of the liability at the date of issue and the amount reported in the statement of financial position represents accrued interest at the effective interest rate.

Movements and balance at the period end	Liability
£

Liability component at 31 December 2020	-
Issue of convertible loan notes	1,072,900
Interest charged	43,091

Liability component at 31 December 2021	1,115,991

Liability component due within 12 months	1,115,991

The convertible loan notes are secured by way of a fixed charge and floating charge over the company’s intellectual property and other assets.

Subsequent to the reporting date, the convertible loan remained outstanding while the company proceeded with acquisition negotiations with Intelligent Bio Solutions Inc. (formerly known as GBS Inc.). During this period the loan notes accrued interest at a daily compound rate of 17%. As part of the acquisition in October 2022, the interest rate was reduced to 17% compound annual interest until the preference shares are approved for conversion to common stock as described in note 28. All convertible loans remain outstanding as at the date of this financial report.

F-20

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

17	Financial assets

31 December 2021	Amortised cost	FVTPL	FVTOCI	Total
	£	£	£	£
Trade and other receivables	413,157	-	-	413,157
Cash and cash equivalents	446,764	-	-	446,764
	859,921	-	-	859,921

31 December 2020	Amortised cost	FVTPL	FVTOCI	Total
	£	£	£	£
Trade and other receivables	395,244	-	-	395,244
Cash and cash equivalents	1,094,188	-	-	1,094,188
	1,489,432	-	-	1,489,432

Financial liabilties

31 December 2021	Amortised cost	FVTPL	FVTOCI	Total
	£	£	£	£
Trade and other payables	569,292	-	-	569,292
Convertible loan notes	1,115,991	-	-	1,115,991
Lease liabilities	553,451	-	-	553,451
Borrowings	740,241	-	-	740,241
	2,409,683	-	-	2,409,683

31 December 2020	Amortised cost	FVTPL	FVTOCI	Total
	£	£	£	£
Trade and other payables	450,097	-	-	450,097
Lease liabilities	569,871	-	-	569,871
Borrowings	696,418	-	-	696,418
	1,019,968	-	-	1,019,968

F-21

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

18	Trade and other payables

	2021	2020
	£	£
Trade payables	523,301	403,874
Accruals	67,586	101,755
Social security and other taxation	44,391	38,123
Other payables	1,600	8,100
	636,878	551,852

19	Lease liabilities

	2021	2020
Maturity analysis	£	£

Within one year	188,333	150,000
In two to five years	539,167	550,000

Total undiscounted liabilities	727,500	700,000
Future finance charges and other adjustments	(174,049)	(130,129)

Lease liabilities in the financial statements	553,451	569,871

Lease liabilities are classified based on the amounts that are expected to be settled within the next 12 months and after more than 12 months from the reporting date, as follows:

	2021	2020
	£	£
Current liabilities	96,440	102,887
Non-current liabilities	457,011	466,984
	553,451	569,871

	2021	2020
	£	£
Amounts recognised in profit or loss include the following:
Interest on lease liabilities	72,160	55,937

20	Retirement benefit schemes

	2021	2020
	£	£
Defined contribution schemes
Charge to profit or loss in respect of defined contribution schemes	62,858	53,983

The company operates a defined contribution pension scheme for all qualifying employees. The assets of the scheme are held separately from those of the company in an independently administered fund.

F-22

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

21	Share capital

	2021	2020	2021	2020
	Number	Number	£	£
Ordinary share capital Issued and fully paid
Ordinary shares of 0.001p each	458,839,203	458,839,203	4,589	4,589
Ordinary B shares of 0.001p each	8,130,947	8,130,947	81	81
	466,970,150	466,970,150	4,670	4,670

Share capital represents the nominal (par) value of shares that have been issued.

Ordinary shares carry one vote and rank equally with the other ordinary shares in all respects, including as to eligibility to receive dividends and the repayment of capital, including on a winding up. The shares are not redeemable.

Ordinary B shares rank pari passu in all respects except on a return of assets or liquidation, capital reduction, or share sales, where the remaining assets are repaid firstly to the Ordinary B shareholders. The amount paid will be the issue price of the shares plus any arrears or accrued dividends.

22	Share premium account

	2021	2020
	£	£
At the beginning of the year	20,317,032	17,999,248
Issue of new shares	-	2,317,784
At the end of the year	20,317,032	20,317,032

The share premium account represents the excess of amounts received over the nominal value of shares issued, less directly attributable transaction costs, and net of any related income tax benefits.

23	Share-based payments

	Number of share options		Average exercise price
	2021 Number	2020 Number	2021 pence	2020 pence
Outstanding at the beginning of the year	33,551,645	10,697,516	5.35	11.34
Granted in the period	9,213,072	33,551,645	5.35	5.35
Forfeited in the period	(44,528)	(10,697,516)	5.35	11.34
Outstanding at the end of the year	42,720,189	33,551,645	5.35	5.35
Exercisable at the end of the year	38,791,832	25,249,649	5.35	5.35

Options granted during the year

Options granted in the year are set out below. Fair value was measured using the Black-Scholes model.

F-23

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

23	Share-based payments	(Continued)

	2021	2020
-Stock value	0.75p	0.75p
-Expected volatility	101-102%	101-102%
-Expected life	50% of contractual term	50% of contractual term
-Risk free rate	-0.01%-0.02%	-0.01%-0.02%
-Expected dividends yields	0%	0%

Options outstanding

Share options outstanding at the end of the year have the following expiry dates and exercise prices:

			2021	2020
Grant date	Expiry date	Exercise price	Number	Number
20 November 2020	19 November 2030	5.35 pence	33,507,117	33,551,645
1 July 2021	1 July 2031	5.35 pence	6,400,000	-
15 December 2021	15 December 2031	5.35 pence	2,813,072	-
			42,720,189	33,551,645

At 31 December 2021, the company had equity settled share based payment arrangements with certain employees. The agreements entitle each employee to acquire shares in the company subject to the vesting conditions, which require that each employee completes a specified period of service. The maximum term of options granted is 10 years.

Expenses

Related to equity settled share based payments	109,343	58,308

24	Contingent liabilities

As at 31 December 2021, the Company had no contingent liabilities (31 December 2020: None).

Contingent assets

The Company had no contingent assets as at 31 December 2021 and 31 December 2020.

25	Capital risk management

The company is not subject to any externally imposed capital requirements.

F-24

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

26	Financial Risk Management

Financial risk management objectives

The Company’s activities expose it to a variety of financial risks: market risk (including foreign currency risk, price risk and interest rate risk), credit risk and liquidity risk. The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Company.

The Company’s policy is not to trade in or use derivatives to hedge its risks.

The Company’s Board of Directors (the ‘Board’) has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Board has established the Audit and Risk Committee, which is responsible for developing and monitoring the Company’s risk management policies. The committee reports to the Board on its activities.

The Company’s risk management policies are established to identify and analyse the risk faced by the Company, to set appropriate risk limits and controls and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company’s activities. The Company, through its training and management standards and procedures, aims to maintain a disciplined and constructive control environment in which all workplace participants understand their roles and obligations.

Market risk

Foreign currency risk

Foreign exchange risk arises from future commercial transactions and recognised financial assets and financial liabilities denominated in a currency that is not the entity’s functional currency.

The Company’s exposure to foreign currency risk relates to foreign currency receivables and payables as well as foreign currency sales. The Company does not hold any foreign currency contracts.

Price risk

The Company is not exposed to any significant price risk.

F-25

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

26	Financial Risk Management	(Continued)

Interest rate risk

Interest rate risk arises from borrowings. Borrowings obtained at variable rates expose the Company to interest rate risk. Borrowings obtained at fixed rates expose the Company to fair value interest rate risk. At the reporting date, the Company had no variable interest rate borrowings.

At the reporting date, the Company had fixed rate convertible note liabilities. Cash at bank earns interest at floating rates based on daily bank deposit rates.

No sensitivity analysis has been performed since interest rate risk is considered to be immaterial.

Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The maximum exposure to credit risk at the reporting date to recognised financial assets is the carrying amount, net of any provisions for impairment of those assets, as disclosed in the statement of financial position and notes to the financial statements. The Company does not hold any collateral.

The Company has adopted a lifetime expected loss allowance in estimating expected credit losses to trade receivables through the use of a provisions matrix using fixed rates of credit loss provisioning. These provisions are considered representative across all customers of the Company based on recent sales experience, historical collection rates and forward- looking information that is available.

Generally, trade receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of a debtor to engage in a repayment plan with the Company, and a failure to make contractual payments for a period of greater than 90 days past due.

Trade and other receivables that are overdue are considered to be of high credit quality. Refer to note 13 for aging of trade and other receivables.

Liquidity risk

Vigilant liquidity risk management requires the Company to maintain sufficient liquid assets (mainly cash and cash equivalents) and available borrowing facilities to be able to pay debts as and when they become due and payable.

The Company manages liquidity risk by maintaining adequate cash reserves and available borrowing facilities by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities.

F-26

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

27	Liquidity risk

The following table details the remaining contractual maturity for the company’s financial liabilities with agreed repayment periods. The contractual maturity is based on the earliest date on which the company may be required to pay.

	Less than 1 month	1 – 3 months	3 months to 1 year	1 – 5 years	Total
	£	£	£	£	£
At 31 December 2020
Trade payables	403,874	-	-	-	403,874
Lease liabilities	12,500	37,500	100,000	550,000	700,000
Borrowings	-	-	-	696,418	696,418
	416,374	37,500	100,000	1,246,418	1,800,292

At 31 December 2021
Trade payables	523,301	-	-	-	523,301
Lease liabilities	15,417	46,250	126,667	540,000	728,334
Borrowings	740,241	-	-	-	740,241
Convertible loan notes	1,115,991	-	-	-	1,115,991
	2,394,950	46,250	126,667	540,000	3,107,867

28	Events after the reporting date

Acquisition by Intelligent Bio Solutions Inc. (“INBS”) (formerly known as GBS Inc.)

On 4 October 2022, Intelligent Bio Solutions Inc. (“INBS”) acquired the company. Under the terms of the transaction, INBS has issued 2,963,091 shares of INBS Common Stock and 2,363,003 shares of Series C Convertible Preferred Stock (“Preferred Stock”) to the shareholders of the company.

A further amount of up to 500,000 shares of Preferred Stock have been reserved for issuance to shareholders of, and lenders to, the company subject to the terms of the transaction documents. Subject to an affirmative vote of INBS shareholders, each share of Preferred Stock is convertible into three shares of INBS Common Stock.

The former shareholders of the company have entered into a twelve-month lock-up agreement on sales of INBS Preferred Stock and Common Stock issued pursuant to this transaction. The former majority shareholders of the company have the right to appoint two board members to the board of INBS, subject to satisfaction of certain requirements.

Non-conversion of convertible loans

Subsequent to the reporting date, the convertible loan (see note 16) remained outstanding while the company proceeded with acquisition negotiations with INBS. During this period the loan notes accrued interest at a daily compound rate of 17%. As part of the acquisition in October 2022, the interest rate was reduced to 17% compound annual interest until the preference shares are approved for conversion to common stock. All convertible loans remain outstanding as at the date of this financial report.

Renegotiation of borrowings

Subsequent to the reporting date, the company’s borrowings (see note 14) were renegotiated such that the unpaid principal balance of the loan will accrue interest at a rate of 0.97% per annum, with the following payments offset against the balance:

●	10% of the company’s monthly worldwide gross revenue received in the preceding month; plus
●	Provision of up to £50,000 of inventories to the lender; and
●	50% of any subsequent sales by the company to the lender.

An amount of £615,597 remains outstanding as at the date of this financial report.

F-27

INTELLIGENT FINGERPRINTING LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2021

29	Related party transactions

Remuneration of key management personnel

The remuneration of key management personnel, including directors, is set out below in aggregate for each of the categories specified in IAS 24 Related Party Disclosures.

	2021	2020
	£	£
Short-term employee benefits	628,249	663,458
Long-term employee benefits	31,413	33,173
Share-based payments	97,888	777,803
	757,550	1,474,434

30	Cash absorbed by operations

	2021	2020
	£	£
Loss for the year before income tax	(1,500,724)	(1,942,919)
Adjustments for:
Finance costs	150,644	107,518
Investment income	(219)	(328)
Amortisation and impairment of intangible assets	53,168	49,009
Depreciation and impairment of property, plant and equipment	192,236	226,203
Equity settled share based payment expense	109,343	58,308

Movements in working capital:
Increase in inventories	(554,395)	(142,730)
Decrease in trade and other receivables	4,014	186,769
Increase in trade and other payables	85,026	89,405
Cash absorbed by operations	(1,460,907)	(1,368,765)

F-28